Exhibit 10.20 to 1997 Form 10-K

This instrument constitutes part of a prospectus covering securities that will be registered under the Securities Act of 1933.



                                OPTION AGREEMENT

                   For Non-Qualified Option Granted Under the
                    ServiceMaster 1998 Equity Incentive Plan
                        (subject to shareholder approval)


         The ServiceMaster Company, a Delaware corporation, (the "Company") and [INSERT NAME] the "Optionee") hereby agree as follows:

Part 1.  Option Terms

         1.1 Definitions. As used in this Agreement, the following terms have the indicated meanings:

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Compensation Committee of the Board of Directors of the Company.

                  "Company" means The ServiceMaster Company, a Delaware corporation.

                  "Grant Date" means the date set forth in the Term Sheet as the date on which the Option which is the subject of this agreement was granted.

                  "Plan" means the ServiceMaster 1998 Equity Incentive Plan as constituted on the Grant Date and, subject to the limitations set forth in Section 12.2 of the Plan, as amended from time to time thereafter.

                  "Shares" means the shares of common stock of the Company or any successor organization to the Company (as more fully set forth in the Plan).

                  "Shareholders" means the holders of the shares of common stock of the Company on the record date for the meeting of the shareholders at which the Plan is submitted to the shareholders for their approval.

                  "Term Sheet" means the document which is referenced to and delivered concurrently with this Agreement and which sets forth certain terms and conditions of the Option granted hereunder.

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         1.2 Grant. (a) Pursuant to the Plan (but subject to the approval of the
Plan by the Shareholders as more fully specified in Section 5.11), the Company hereby grants to the Optionee an option (the "Option") which entitles the Optionee to purchase from the Company the Shares which are subject to the Option on the terms and subject to the conditions specified in the Term Sheet, this Agreement and the Plan.

         (b) Various terms governing this Option, including the Grant Date, the consideration payable for the Option, and the exercise price under the Option, are set forth in the Term Sheet. The Term Sheet has been signed by the Company and must also be signed by the Optionee before the Optionee has any rights under this agreement.

         1.3 Character of the Option. The Option is a "non-qualified stock option", meaning that it is an option to purchase Shares which is not intended to meet the requirements of Section 422 of the Code.

         1.4 Number of Shares for which the Option May be Exercised. Unless and until an adjustment is made pursuant to Section 4.3 of the Plan, the number of Shares which are subject to the Option is the number specified in the Term Sheet.

         1.5 Option Exercise Price. Unless and until an adjustment is made pursuant to Section 4.4 of the Plan, the price at which the Shares which may be purchased from the Company upon any exercise of this Option shall be the original exercise price specified in the Term Sheet.

Part 2:  Exercise

         2.1 Vesting Schedule. (a) During the period commencing on the Grant Date and ending on the fifth anniversary of the Grant Date, this Option may be exercised only with respect to installments of not more than 20% each which mature, respectively, on the first, second, third, fourth and fifth anniversaries of the Grant Date. Such installments shall cumulate over the foregoing five-year period. The foregoing limitation shall operate as shown in the following schedule, provided, that in no event may this Option be exercised in a manner or to an extent contrary to the provisions of this Agreement or the
Plan:

          Grant Date                                              Cumulative
         Anniversary                      Percent                  Per Cent
         -----------                      -------                 ----------

              1st                            20%                     20%
              2nd                            20%                     40%
              3rd                            20%                     60%
              4th                            20%                     80%
              5th                            20%                    100%

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         (b) After the fifth  anniversary of the Grant Date,  this Option may be exercised in whole or in part and at such time or times as the person entitled to exercise the Option may desire with respect to all Shares then available under this Option, provided, that in no event may the Option be exercised after the expiration date set forth in the Term Sheet or in a manner or to an extent contrary to the provisions of this Agreement or the Plan.

         2.2 Manner of Exercise. (a) The person entitled to exercise this Option may do so by giving the Company a written notice (the "Exercise Notice") which shall --

         (i)      identify the Option;

         (ii) specify the number of Shares with respect to which the Option is then being exercised;

         (iii) state the price at which the shares will be purchased;

         (iv) state that the person signing the Exercise Notice agrees to purchase the Shares so specified at the Exercise Price and on the terms established in this Agreement and the Plan; and

         (v) be accompanied by the payment in full for the Shares being purchased.

A form of Exercise Notice which will be deemed satisfactory by the Company is attached to this Agreement as Exhibit A. Delivery of the Exercise Notice may be made by personal delivery or by United States mail.

         2.3 Exercise Date. This Option shall be deemed to have been exercised on the date (the "Exercise Date") on which the Exercise Notice, completed as required by Section 2.2 (or completed in such other form or manner as the Company's Secretary or the Committee shall approve), is delivered to the office of the Secretary of the Company or at such other place as may have been designated by the Secretary or the Committee at the time of such exercise as a place to which notices of exercise of Options granted under the Plan may be delivered.

         2.4 Manner of Payment. Payment for the Shares purchased pursuant to each exercise of the Option shall be made only in cash.

         2.5 Termination of Option. The Option shall terminate on whichever of the following dates occurs first: (i) the Expiration Date as specified in the Term Sheet; (ii) six months after the date of the Optionee's employment with ServiceMaster for any reason unless Section 2.6 is applicable; or (iii) any other date established under any of the provisions of the Plan as the date after which the Option may not be exercised. The applicable date under this Section
2.5 is hereinafter referred to as the "Termination Date".

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         2.6 Effect of Death or  Disability or  Retirement.  The effect upon the exercisability of the Option on account of the Optionee's death, disability or retirement shall be determined by rules adopted or modified by the Committee from time to time. Exhibit B to this Agreement states the rules which the Committee has presently determined shall be applicable to the Option in such cases. Such rules may be amended at any time and from time to time or eliminated entirely, provided that in such event the Company shall notify the Optionee. If no such rules are in effect at the time of the Optionee's death, disability or retirement, clause (ii) of Section 2.5 without the reference to Section 2.6 shall govern.

         2.7 No Exercise After the Termination Date. The Option may not be exercised after its Termination Date. Thus, the Option does not convey any right to purchase any Shares which Optionee (or other holder of the Option) has not agreed to purchase in an Exercise Notice delivered to the Company on or prior to the Termination Date in accordance with the requirements of the preceding sections of this Part 2.

Part 3:  The Plan Terms

         3.1 Plan Terms Control. The Option has been granted under the Plan as constituted at the Grant Date. The terms of the Plan as constituted at the Grant Date are incorporated into this Agreement by reference and shall control the rights and obligations of the Company and the Optionee under this Agreement.

         3.2 Effect of Subsequent Changes in the Plan. No change in the Plan which shall be made after the Grant Date shall adversely affect the rights of the Optionee under this Agreement unless the Optionee shall have agreed in writing to such change. No change in the Plan after the Grant Date shall inure to the benefit of the Optionee except to the extent expressly permitted by the Committee.

Part 4.  Call Right.

         4.1 The Company's Call Right. (a) If the Optionee terminates his or her employment with the Company or any subsidiary of the Company and within five years after the date of such termination of employment the Optionee becomes employed by an organization and assumes responsibilities with that organization which places the Optionee in competition with any one or more of the businesses then being conducted by the Company or any subsidiary of the Company, the Company shall have the right (the "Call Right") to purchase Shares from the Optionee in a number equal to the number of the Shares which the Optionee had purchased within five years prior to the initial competitive activity by the Optionee. The amount payable by the Company for the Shares to be delivered by the Optionee pursuant to this Section 4.1 shall be the Optionee's Investment (as defined in paragraph (b) below) in the Shares purchased under the Option. If and to the extent that the Optionee can not deliver the Shares which were purchased

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under the Option because the Optionee has previously  disposed of all or some of such Shares, then the Optionee agrees to obtain substitute Shares in the number needed to comply with the Optionee's delivery obligation under this Section 4.1 by purchasing Shares in the market or by any other lawful means, and the Optionee shall deliver such substitute Shares to the Company.

         (b) As used in this Section 4.1, the term "Optionee's Investment" means, as to each Share purchased under the Option, the Exercise Price Per Share as shown in the Term Sheet, provided that the figure representing the Optionee's Investment shall be appropriately adjusted in the event of Capital Changes as provided in Section 5.1.

         (c) The judgement of the Committee as to whether, for purposes of applying Section 4.1(a), the Optionee is in competition with the Company and/or any of its business units shall be conclusive and binding, unless the Optionee can show by clear and convincing evidence that no such competition has occurred.

         4.2 Call Right Exercise Period. The Call Right may be exercised by the Company at any time on or prior to the date (the "Call Deadline") which occurs three months after the Committee has first actually become aware that the Optionee has become employed by another organization and, as an employee of such organization, become engaged in activities which place the Optionee in competition with the Company as described in Section 4.1.

         4.3 Exercise of Call Right. The Company's Call Right shall be exercised by delivery by the Company of a written notice of such exercise to the Optionee at the most recent address for the Optionee as shown on the records of the Company.

         4.4 Consummation of the Company's Purchase. Within five business days after the Company has exercised its Call Right pursuant to Section 4.3, the Optionee shall deliver to the Company: (i) certificate(s) representing Shares in the number required to be delivered under Section 4.1; (ii) transfer instruments reasonably satisfactory to the Company to vest immediately in the Company absolute ownership of such Shares free of any adverse interest of any kind; and
(iii) such evidence and assurances as the Company shall reasonably request to establish the power of the Optionee to convey ownership of such Shares and the person(s) entitled to receive payment for such Shares. Upon receipt of all the items deliverable under the preceding sentence, the Company shall pay the purchase price for such Shares as established pursuant to Section 4.1. If the Optionee does not deliver the Shares at the time required under the preceding sentence, the Company shall have the right to obtain payment from the Optionee for an amount equal to the difference between the greater of the market price at the time the Call Right is exercised or the time the payment is made and the Optionee's Investment plus interest from exercise of the Call Right at the prime rate plus two percentage points and collection costs.

         4.5 Call Right Lapse. If the Company fails to exercise its Call Right on or prior to the Call Deadline, then immediately after the Call Deadline the Optionee shall be relieved of any further obligation to deliver any Shares under this Part 4.

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Part 5.  General Provisions

         5.1 Capital Changes. The Committee shall have the right to determine the effect of each Capital Change upon the parties' respective rights and obligations under this Agreement, including but not limited to (i) the nature and quantity of property purchasable by the Company under Part 4 after giving effect to such Capital Change and (ii) the price payable by the Company for such property upon exercise by the Company of rights granted in Part 4.

         5.2 Securities Law Compliance. The Optionee shall not offer, sell or otherwise dispose of any of the Shares acquired by reason of any exercise of the Option in any manner which would violate the Securities Act of 1933 or any other state or federal law or require the Company to make any filing or take any action to avoid such a violation.

         5.3 Terms Defined in the Plan. Every term which is defined or given a special meaning in the Plan has the same meaning whenever it is used in this Agreement.

         5.4 Binding Agreement. (a) Each party acknowledges that it is intended that the other party may rely on the rights granted by this Agreement and that this Agreement is supported by adequate consideration and is binding on each party in accordance with its terms.

         (b) This Agreement shall also be binding upon and inure to the benefit of any successor of the Company.

         5.5 Complete Agreement. This Agreement, the Term Sheet and the Plan together contain the complete agreement of the parties relating to the Option. The rights and obligations of the parties evidenced by this Agreement, the Term Sheet and the Plan supersede any prior understandings, agreements or representations by or between the parties which may have related to such subject matter in any way.

         5.6 Amendments and Waivers. The provisions of this Agreement may be amended, and a person may take any action which is prohibited herein or omit to perform any action required to be performed by such person, only if such amendment, act or omission has been approved in writing by the parties to the Agreement. No course of dealing or any delay in exercising any rights hereunder shall operate as a waive of any rights of any person under this Agreement. A waiver upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

         5.7 Counterparts. This Agreement and the Term Sheet may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

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         5.8  Notices.  Any notice to the Company  required or  permitted by the terms of this Agreement shall not be deemed to have been given unless is it in writing and shall be deemed to have been given at (but not before) the time it has been delivered in writing to the office of the Secretary of the Company or to such other place as the Company may designate in writing from time to time.

         5.9 Captions. The captions used in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement.

         5.10 Execution. The parties have executed the Term Sheet to evidence their intention to be bound by every provision of this Agreement.

         5.11 Stockholder Approval. The Optionee understands that the Plan has been approved by the Executive Committee of the Board of Directors, but the Plan will not stand as fully approved as a stock option plan of the Company until it has been submitted to and approved by the Shareholders. The Board of Directors intends to seek such approval by the Shareholders at the annual meeting of the Shareholders to be held on May 1, 1998. The grant of the Option made by this agreement and the related Term Sheet is conditional upon such Stockholder approval. If such approval is granted, the Option will become final; if such approval is not granted, the Option will become void and of no further effect.

                                      -oOo-



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                                  EXERCISE FORM

                            OPTION GRANTED UNDER THE
                    SERVICEMASTER 1998 EQUITY INCENTIVE PLAN


To:      The Secretary
         The ServiceMaster Company
         One ServiceMaster Way
         Downers Grove, IL 60515


         Pursuant to the provisions of the Option Agreement which I entered into with The ServiceMaster Company under the ServiceMaster 1998 Equity Incentive Plan (the "Plan") covering an option to purchase shares of The ServiceMaster Company which was granted to me on February ___, 1998, I hereby notify you that I wish to exercise such option as follows:

  Number of shares as to which the option
  is being exercised (must be consistent with the vesting schedule) ____________

  Exercise price (number of shares times the
  price stated in the option agreement)                            $____________


                                 Withholding Tax

Check One:

_______ I authorize ServiceMaster to reduce the number of shares issued pursuant to this option exercise in a number sufficient to cover the withholding tax obligation based on the average market price of ServiceMaster shares over the preceding five business days. I certify that I am currently employed by ServiceMaster or a ServiceMaster affiliated company.

_______ I am hereby remitting with this Exercise Form a check in the amount of $__________ which has been calculated to satisfy ServiceMaster's minimum tax withholding obligation.


PLEASE SEE THE REVERSE SIDE WHICH MUST BE SIGNED BEFORE THE SHARES COVERED BY THIS NOTICE CAN BE ISSUED.

                                                                       EXHIBIT A

The Exercise Date stated on the reverse side is the date on which I have delivered this notice to you (either by personal delivery or by deposit in the United States mail).

In connection with the exercise of my option:

1. I hereby agree to purchase the Shares in the number and at the price as set forth on the reverse side and on the terms established under the terms of the Plan, the Option Agreement and the regulations adopted by the Compensation Committee;

2. I represent that I am the person entitled under the option agreement and the Plan to purchase the Shares covered by this notice;

3. I understand that by the exercise of my option I will be considered to have received income which is subject to federal, state and/or local income taxes and that withholding will be made against this obligation as indicated on the reverse side.

4. I understand that the terms of the Plan give ServiceMaster the right to purchase from me, at my cost, the shares which I purchased pursuant to this exercise of my option if I enter into competitive activity with ServiceMaster within five years after termination of my employment. I further understand that the exercise of this "Call Right" could have a substantial negative financial impact to me.

5. I have received the most recent annual report of The ServiceMaster Company and am familiar with the information contained in that report.



Date: ____________
                                                     ---------------------------
                                                     Signature


                                                     ---------------------------
                                                     Printed Name

                      RULES FOR APPLICATION IN THE CASE OF
                        DEATH, DISABILITY OR RETIREMENT.
                  (See Section 2.5(b) of the Option Agreement)

                              Certain Definitions:

"Qualifying Retirement" means a termination of employment with ServiceMaster which satisfies both of the following conditions:

         A. The termination of employment occurs at a time when the employee is either age 63 or older or the employee has attained 15 years of service with ServiceMaster (which need not be 15 consecutive years); and

         B.       The   termination   of  employment   is  not  an   involuntary
                  termination of employment or a discharge for cause.


                  Event                                   Rules
           ----------------------------    -------------------------------------

1.         Death  or  disability            The  unvested
                                            portion of the  vesting  schedule is
                                            accelerated  and the option shall be
                                            open to exercise  for two years form
                                            the date of the event.

2.         Qualifying  Retirement

The option shall remain exercisable to the end of its term in accordance with its provisions, but the option shall expire immediately if: (i) the employee enters into a position which is competitive with ServiceMaster or (ii) the employee asserts any claims against ServiceMaster which are related in any way to the employee's termination of employment with ServiceMaster (other than claims which are founded on an agreement between the employee and ServiceMaster).

                                            If death occurs after a
                                            Qualifying Retirement and before the
                                            term of the option has expired, Rule
                                            1 shall become applicable commencing
                                            on the date of death.



                                                                       EXHIBIT B